Deloitte & Touche
                               Deloitte & Touche LLP
                               Telephone: (214) 777-7000
                               Suite 1600
                                 Chase Tower
                              2200 Ross Avenue
                            Dallas, Texas 75201-6778


November 6, 1998




Securities and Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C.20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Amrecorp Realty Fund III (Commission File No. 33-
00152) dated November 6, 1998.

Yours truly,


/s/ Deloitte & Touche




Deloitte & Touche
Tohmatsu